Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Santander UK Group Holdings plc of our report dated March 05, 2024 relating to the financial statements, which appears in Santander UK Group Holdings plc’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts”, in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

July 3, 2024